Exhibit 99.1

HealtheTech, Inc. Reports 43% Revenue Gain over Previous Quarter

GOLDEN, Colo., January 19, 2005 – HealtheTech, Inc., the maker of proprietary handheld medical devices and software for the measurement of resting metabolic rate and nutrition monitoring, today reported financial results for the fourth quarter of 2004. Total revenues for the fourth quarter of 2004 were $1,177,000, compared to $825,000 for the third quarter of 2004, a 43% quarter over quarter improvement and a 98% improvement over the $593,000 of total revenues for the fourth quarter of 2003. Net loss for the fourth quarter of 2004 was essentially equivalent to the third quarter of 2004 and a 66% improvement from the fourth quarter 2003. The Company reported a net loss of $1.97 million ($0.27 per share) for the fourth quarter 2004 compared to a net loss of $1.95 million ($0.27 per share) for the third quarter of 2004 and a net loss of $5.83 million ($1.37 per share) for the fourth quarter of 2003.

Statistics - three and twelve months ended December 31, 2004

(in thousands except per share amounts)

	Three months ended 12/31			Twelve months ended 12/31
	2003		2004	2003	2004
Revenue	$593		$1,177	$5,228	$3,783
Gross profit	$56		$244	$1,355	$647
Operating expense (GAAP)	$5,899	(1)	$2,257	$28,246	$10,306
Business operations expense (non-GAAP)	$2,905		$2,113	$20,727	$8,848
Net loss	$(5,828	)(1)	$(1,967)	$(26,725)	$(9,491)
Loss per share	$(1.37	)(1)	$(0.27)	$(6.67)	$(1.34)
Weighted average shares	4,260		7,178	4,007	7,104

(1)	includes restatement as of 1/1/03 for FAS123 adoption - originally reported as $6,595, $(6,541) and $(1.54), respectively

As of December 31, 2004 HealtheTech had $9.5 million in cash, cash equivalents and restricted cash, compared to $11.3 million as of September 30, 2004 and $17.0 million as of December 31, 2003.

“Our selling cycle continues to be longer than we would like it to be, but our positive sales trends over the past 12 months indicate a much broader acceptance of our products in the commercial fitness, medically supervised weight management and corporate wellness markets” stated Sandy MacPherson, President & COO. “We had a particularly strong fourth quarter in the fitness market as a result of some significant repeat orders from several of our key customers. Total unit placements for the quarter were up over 200% from the previous quarter and up over 500% from the fourth quarter of 2003. Our “SmartGem” pre-loaded measurement devices continue to be the product of choice for our customers with 96% of all device sales during the quarter coming from this configuration.”

Our business operations expense remained highly efficient, but was up $170,000 or 8.5% versus the third quarter due to several new initiatives developed to enhance revenue across all of our market segments. During the fourth quarter we launched our “Metabolic Fingerprint” public relations campaign which aired on over 50 television and radio stations across the country creating awareness on the importance of personal metabolic rate measurements. We also began hiring a direct sales force to help increase our penetration, particularly within the medical market. Our strict expense control measures throughout the year improved cash flow by nearly 50% for the fourth quarter of 2004 versus the same period in 2003 and allowed us to finish 2004 with a higher cash balance than we had anticipated at the start of the year.

“We are extremely pleased with the progress we made during 2004 in building a strong foundation for growth. We were able to reduce our annual expenditures by nearly 60% over 2003, develop a new, more efficient internal manufacturing capability and almost double fourth quarter sales over the same period last year by significantly expanding our base of customers. We completed the year with a very positive upward trend in sales and we believe our current cash position will enable us to execute our growth strategy in 2005 and beyond” stated MacPherson.

In previous earnings releases we introduced a non-GAAP measure, “business operations expense”, that our management uses as a benchmark on how well we are managing our controllable expenses. While we are not suggesting that this measure is superior to traditional GAAP metrics, we find that it effectively isolates those expenses that our employees can directly influence. Reconciliation of this non-GAAP measure to GAAP follows:

Reconciliation of non-GAAP term (in 000’s)

	Three months ended 12/31			Twelve months ended 12/31,
	2003		2004	2003	2004
Operating expenses (GAAP)	$5,899	(1)	$2,257	$28,246	$10,306
Less - Stock-based charges	(2,165	)(1)	(134)	(5,066)	(1,070)
Less-Restructuring charges & asset impairment	(829)		(10)	(2,453)	(388)

Business operations expense (non-GAAP)	$2,905		$2,113	$20,727	$8,848

(1)	includes restatement as of 1/1/03 for FAS123 adoption - originally reported as $6,595 and $2,861, respectively.

About HealtheTech

HealtheTech, Inc., headquartered in Golden, CO, develops and markets technologically advanced and proprietary handheld medical devices and software for the measurement of resting metabolic rate and monitoring of weight and nutrition. HealtheTech’s breakthrough products assist healthcare and wellness professionals in the areas of weight management, fitness, health and medical nutrition therapy, to provide cost-effective and individualized nutrition monitoring and weight management tools. HealtheTech’s product line includes hardware and software that enables individuals to monitor their health and nutrition conveniently and affordably. For more information, please visit www.healthetech.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of applicable securities laws. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2004. All forward-looking statements are expressly qualified in their entirety by such factors.

CONTACT:

James W. Dennis, Chairman and CEO

523 Park Point Drive, 3rd Floor

Golden, CO 80401

(303) 526-5085

HealtheTech, Inc

Statements of Operations ($ in 000’s)

	Three Months Ending		Twelve Months Ending
	12/31/2003	12/31/2004	12/31/2003	12/31/2004
	(Unaudited)	(Unaudited)		(Unaudited)
Revenue:
Product Sales	430	1,081	2,667	3,180
Software and Other	164	96	2,561	603

Total Revenue	593	1,177	5,228	3,783

Cost of Revenue:
Product Sales	372	825	2,649	2,584
Software and Other	116	101	1,148	510
Stock Based Charges	50	7	76	42

Total Cost of Revenue	538	933	3,873	3,136

Gross Profit	56	244	1,355	647

Gross Profit %	9%	21%	26%	17%

Operating Expenses:
Research & Development	1,078	343	6,499	2,132
Selling, General and Administrative	1,827	1,705	14,228	6,579
Other Operating Expenses	—	65	—	137

Stock-based Charges	2,165	134	5,066	1,070
Restructuring Charges & Asset Impairment	829	10	2,453	388

Total Operating Expenses (1)	5,899	2,257	28,246	10,306

(Loss) from Operations	(5,843)	(2,013)	(26,891)	(9,659)

Interest Income	16	46	172	169
Interest Expense	(1)	—	(6)	(1)

Net (Loss) (1)	(5,828)	(1,967)	(26,725)	(9,491)

Basic and diluted loss per common share (1)	(1.37)	(0.27)	(6.67)	(1.34)

Basic and diluted weighted average common shares outstanding	4,260	7,178	4,007	7,104

(1)	Three months ended 12/31/2003 restates impact of 12/31/03 FAS123 adoption retroactive to 1/1/03. Originally the entire impact of the FAS123 adoption was reflected in the fourth quarter of 2003. 4Q03 originally reported as operating expense of $6,595, net loss of $(6,541) and basic and diluted loss per share of $(1.54).

HealtheTech, Inc

Balance Sheet ($ in 000’s)

	December 31, 2003	December 31, 2004
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	17,003	8,033
Restricted cash	—	1,500
Receivables, net of allowance	620	921
Inventory	1,908	1,169
Prepaid expenses	676	474
Other current assets	18	30

Total current assets	20,226	12,127

Property & equipment, net	1,844	1,038
Deposits	266	265
Intangible assets, net of amortization	1,556	1,348

TOTAL ASSETS	23,892	14,778

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	489	211
Accrued liabilities	1,214	656
Deferred revenue	72	78

Total current liabilities	1,774	945

Other liabilities:
Other liabilities	89	93

Total other liabilities	89	93

Total liabilities	1,863	1,039

Stockholders’ equity:
Common stock	7	7
Deferred stock-based charges	(1,817)	(1,459)
Additional paid-in capital	114,764	115,608
Accumulated deficit	(90,924)	(100,416)

Total stockholders’ equity	22,029	13,739

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	23,892	14,778